                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Onvia.com, Inc. on Form S-8 of our report dated February 4, 2000 (February 29, 2000, as to Note 13), appearing in the Prospectus, which is part of Registration Statement No. 333-93273, filed on Form 424(b) of Onvia.com, Inc. dated February 29, 2000.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 3, 2000